UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 4, 2017

MaxLinear, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5966 La Place Court, Suite 100, Carlsbad, California 92008
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (760) 692-0711
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Company has determined that its annual meeting of shareholders (the “2017 Annual Meeting”) will be held on Wednesday, May 24, 2017, at 8:30 a.m. Pacific Time, for its shareholders of record as of April 17, 2017. The Company’s 2017 Annual Meeting will be held online via live webcast.

Advanced Notice Deadline for Rule 14a-8 Stockholder Proposals

Because the date of the upcoming annual meeting of stockholders is more than 30 days before the anniversary of the 2016 annual meeting, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, stockholders must deliver proposals submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy statement for such meeting no later than April 15, 2017 by mailing such proposals to Corporate Secretary, MaxLinear, Inc., 5966 La Place Court, Suite 100, Carlsbad, California 92008.  Each such proposal must also comply with the requirements of Rule 14a-8 and other applicable law; otherwise, the Company may omit such proposals from the Company’s proxy statement.

Advance Notice Deadline for Director Nominations and Other Stockholder Proposals

In accordance with the Company’s bylaws, for director nominations or stockholder proposals to be brought before the upcoming annual meeting of stockholders, other than Rule 14a-8 proposals described above, written notice must be delivered no later than April 15, 2017 by mailing such proposals to Corporate Secretary, MaxLinear, Inc., 5966 La Place Court, Suite 100, Carlsbad, California 92008. Such notices must also comply with the requirements of the Company’s bylaws and other applicable law, and no director nomination or stockholder proposal may be presented at the annual meeting otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	April 5, 2017	MAXLINEAR, INC.

(Registrant)

		By:	/s/ Adam C. Spice
Adam C. Spice
Chief Financial Officer
(Principal Financial Officer)